UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fossil Group, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2016 to (i) elect eleven directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), (iii) approve the Fossil Group, Inc. 2016 Long-Term Incentive Plan (“Proposal 3”), and (iv) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 4”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 14, 2016.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non- Votes
Proposal 1
Elaine B. Agather	40,171,444	329,185	21,473	2,883,945
Jeffrey N. Boyer	40,248,536	252,216	21,349	2,883,946
William B. Chiasson	40,248,180	252,543	21,378	2,883,946
Mauria A. Finley	40,300,893	199,840	21,368	2,883,946
Kosta N. Kartsotis	39,389,350	1,003,931	128,820	2,883,946
Diane L. Neal	40,063,374	437,393	21,334	2,883,946
Thomas M. Nealon	40,239,870	260,699	21,533	2,883,945
Mark D. Quick	40,249,568	251,514	21,019	2,883,946
Elysia Holt Ragusa	40,164,173	336,594	21,334	2,883,946
James E. Skinner	40,170,656	330,017	21,428	2,883,946
James M. Zimmerman	40,241,026	259,552	21,524	2,883,945

Proposal 2	38,652,787	1,822,142	47,172	2,883,946

Proposal 3	34,067,823	6,416,913	37,366	2,883,945

Proposal 4	43,183,411	201,684	20,952	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: May 27, 2016	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief
Financial Officer